Exhibit 99.1

Staktek Holdings Reports Financial Results for the First Quarter Ended March 31, 2004; Achieves Record Revenue with 44% Year-Over-Year
Revenue Growth

    AUSTIN, Texas--(BUSINESS WIRE)--April 28, 2004--Staktek Holdings, Inc. (Nasdaq:STAK), a rapidly growing provider of high-density packaged memory stacking solutions, today announced financial results for the first quarter ended March 31, 2004.
    Total revenue for the first quarter increased to $21.8 million, an increase of 44% over its predecessor company's revenue of $15.2 million in the first quarter of 2003, and a one percent sequential increase from $21.5 million in the fourth quarter of 2003.(1)
    Under generally accepted accounting principles (GAAP), operating income for the first quarter was $5.7 million, or 26% of revenue. First quarter income available to common stockholders was $2.6 million, or $0.05 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, pro forma operating income in the first quarter was $11.5 million, or 53% of revenue. Pro forma net income for the first quarter of 2004 was $6.3 million, or $0.13 per diluted share, compared to $5.2 million in the previous quarter, and $3.5 million for its predecessor company in the first quarter of 2003. A reconciliation of GAAP results to pro forma results has been provided in the financial statement tables following the text of this press release.
    Cash and cash equivalents at the end of the first quarter were $55 million, an increase of $24 million from $31 million on December 31, 2003. The increase includes $134 million in proceeds, net of expenses, from the company's initial public offering of 10 million shares of common stock at $13 per share, as well as an additional 1.19 million shares in connection with the underwriters' exercise of their over-allotment option. A portion of the proceeds from the IPO was used to redeem $111 million of senior and subordinated debt and outstanding preferred stock.
    "Our recent IPO was an important milestone for Staktek," said Kirk Patterson, Vice President and Chief Financial Officer. "It substantially strengthened our balance sheet through the significant reduction of corporate debt. Additionally, the net proceeds from our offering provide us the flexibility to further invest in our technology and the development of our next-generation high-density memory solutions."

    Business Summary

    "We are very pleased with our record first quarter revenue and overall strong financial results. Revenue from our services business increased 14% from the first quarter of 2003, while license revenue increased by 121%," said Jim Cady, President and Chief Executive Officer of Staktek. "Also during the quarter, we announced the addition of Infineon as a second licensee for certain components of our leaded package stacking technology, and we continued to expand utilization of our low-cost manufacturing facility in Mexico, with over 75% of our service unit volume coming from that facility in the first quarter of 2004."
    Mr. Cady concluded, "The growing demand for high-density memory solutions, combined with our industry-leading technology and flexible business model, served as key drivers behind our growth. Additionally, we believe Staktek benefited from the overall improvement in the business environment and the increased spending in information technology."
    The company also achieved an important milestone with its new High Performance Stakpak(R). This stacking technology enabled Micron to build the world's first four-gigabyte (4GB) DDR-II registered dual in-line memory module (RDIMM).
    In addition, earlier this month, the company resolved its two lawsuits with SimpleTech, Inc. Under the terms of the settlement, SimpleTech agreed not to sue Staktek, its customers, or licensees in the future for patent infringement in connection with making or selling Staktek's Value Stakpak(R) product, and Staktek agreed not to sue SimpleTech, its customers, or licensees in the future for patent infringement in connection with making or selling the SimpleTech IC Tower product. No money was exchanged and neither party licensed its technology to the other. "We are very pleased to have reached a mutual agreement regarding these two patent infringements lawsuits," said Mr. Cady. "As we have stated in the past, protecting our intellectual property is a fundamental tenet of our business model."

    Business Outlook

    Staktek anticipates second quarter 2004 total revenue to range between $18.5 million and $20.5 million, with services revenue ranging between 55% and 65% of the total. The Company expects diluted earnings per share on a GAAP basis to be between $0.03 and $0.05, and diluted pro forma earnings per share to be between $0.10 and $0.12.

    First Quarter 2004 Financial Results Web Cast/Conference Call

    Staktek management will host a live conference call and Web cast with investors today, April 28, 2004 at 3:30 p.m. Central (4:30 p.m. Eastern) to discuss the first quarter financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 888-396-2298 in the U.S. (617-847-8708 outside of the U.S.), and entering the passcode 57515366 at least 15 minutes prior to the start of the call. Additionally, a live audio Web cast will be available through the Staktek Web site at www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 38591840.

    Investor Conferences

    Staktek management will be participating at three investment conferences in the coming months. The first conference will be the Merrill Lynch Tech Gathering in Atlanta, Georgia on May 10-11 at the Ritz-Carlton Lodge at Reynolds Plantation. On June 17, the company will be presenting at the Thomas Weisel Partners Growth Forum 6.0 Conference to be held at the Montage Resort in Laguna Beach, California. The third conference will be the Wachovia Nantucket Conference at the Harbor House Village in Nantucket, Massachusetts on June 22-25. Additional information regarding these conferences will be posted to the Investor Relations section of the Staktek Web site at www.staktek.com as new information is made available.

    About Staktek:

    Staktek is a rapidly growing provider of IP and manufacturing services for the cost-effective miniaturization of electronic components and systems for original equipment manufacturers, silicon manufacturers, memory module manufacturers and contract manufacturers. Staktek's high-density memory stacking solutions increase operational performance by doubling, tripling, or quadrupling memory in the same physical footprint as the underlying packaged component. With an IP portfolio of over 70 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek employs more than 400 people at its two world-class manufacturing locations in Austin, Texas and Reynosa, Mexico. For more information, visit www.staktek.com.

    Forward Looking Statements

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include, but are not limited to, our estimates of second quarter revenue and diluted earnings per share, both on a GAAP and pro forma basis. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risk that our new technologies, such as our second-generation DDR-II solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risks associated with intellectual property litigation or other litigation; the risk that we are unable to obtain adequate DRAM chips or other materials to meet our customers' demands; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, particularly our 424(b)(4) final prospectus filed on February 6, 2004. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, income available to common stockholders and earnings per diluted share on a basis excluding non-cash and other one-time charges. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release and the reconciliation from GAAP results to these and other additional non-GAAP financial measurements that may be discussed in the Q1 2004 earnings conference call can be found on the company's Web site at www.staktek.com.

(1) The predecessor company of Staktek Holdings is Staktek
    Corporation.



                        STAKTEK HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                 (in thousands, except per share data)

                                                  Quarter Ended
                                           ---------------------------
                                          Mar. 31,  Dec. 31, Mar. 31,
                                            2004     2003     2003(a)
                                           -------- -------- --------
Revenue:
  Services                                 $12,614  $15,325  $11,027
  License                                    9,187    6,202    4,160
                                           -------- -------- --------
      Total revenue                         21,801   21,527   15,187
Cost of revenue:
  Services                                   7,299    6,960    7,823
  Amortization of acquisition intangibles    3,946    3,171        -
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                     154    1,935        -
                                           -------- -------- --------
      Total cost of revenue                 11,399   12,066    7,823
                                           -------- -------- --------
Gross profit                                10,402    9,461    7,364
Operating expenses:
  Selling, general and administrative        2,621    2,496    1,097
  Research and development                     430      614      545
  Business restructuring and acquisition         -    1,096      374
  Amortization of acquisition intangibles      464      732        -
  Amortization of deferred stock-based
   compensation and
    stock compensation expense               1,205    3,734        -
                                           -------- -------- --------
      Total operating expenses               4,720    8,672    2,016
                                           -------- -------- --------
Income from operations                       5,682      789    5,348
Other income (expense):
  Interest income                               12       13       49
  Interest expense                          (1,201)  (2,144)      (4)
  Other                                         (8)    (242)       -
                                           -------- -------- --------
Income (loss) before income taxes            4,485   (1,584)   5,393
Provision for income taxes                   1,627    1,470    1,929
                                           -------- -------- --------
Net income (loss)                            2,858   (3,054)   3,464
Preferred stock dividends                     (266)    (603)       -
                                           -------- -------- --------
Income (loss) available to common
 stockholders                               $2,592  $(3,657)  $3,464
                                           ======== ======== ========
Earnings per share:
  Basic                                      $0.06      n/a      n/a
                                           ========
  Diluted                                    $0.05      n/a      n/a
                                           ========
Shares used in computing earnings per
 share:
  Basic                                     43,431      n/a      n/a
  Diluted                                   50,005      n/a      n/a

(a) The results for the quarter ended March 31, 2003 are those of Staktek Corporation, the predecessor company of Staktek Holdings, Inc.

n/a Earnings per share numbers for prior periods are not meaningful as the capital structure of the company and its predecessor for those time periods was completely different.




                        STAKTEK HOLDINGS, INC.
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                              (unaudited)
                 (in thousands, except per share data)

                                             Quarter Ended
                                  ------------------------------------
                                      Mar. 31,     Dec. 31,  Mar. 31,
                                       2004         2003      2003(a)
                                  ------------- ----------- ----------
GAAP income from operations             $5,682        $789     $5,348
Pro forma adjustments:
  Amortization of acquisition
   intangibles                           4,410       3,903          -
  Amortization of deferred
   stock-based compensation and
    stock compensation expense           1,359       5,669          -
  Acquisition expenses                       -       1,096          -
                                --------------- ----------- ----------
    Total pro forma adjustments          5,769      10,668          -
                                --------------- ----------- ----------
Pro forma income from
 operations                            $11,451     $11,457     $5,348
                                =============== =========== ==========

GAAP income (loss) available to
 common stockholders                    $2,592     $(3,657)    $3,464
Total pro forma adjustments
 affecting income from
 operations                              5,769      10,668          -
Tax adjustment                          (2,034)     (1,773)         -
                                --------------- ----------- ----------
Pro forma income available to
 common stockholders                    $6,327      $5,238     $3,464
                                =============== =========== ==========

GAAP diluted shares outstanding         50,005         n/a        n/a

Pro forma diluted earnings per
 share                                   $0.13         n/a        n/a
                                ===============

(a) The results for the quarter ended March 31, 2003 are those of Staktek Corporation, the predecessor company of Staktek Holdings, Inc.

n/a Earnings per share numbers for prior periods are not meaningful as the capital structure of the company and its predecessor for those time periods was completely different.




                        STAKTEK HOLDINGS, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                                  Mar. 31,    Dec. 31,
                                                   2004        2003
                                                ------------ ---------
ASSETS                                           (unaudited)
Current assets:
  Cash and cash equivalents                         $55,192   $31,165
  Accounts receivable                                16,246    14,001
  Inventory held for others                           1,877     1,301
  Inventories                                         1,581       495
  Prepaid expenses                                    2,404     1,187
  Other current assets                                  721     2,584
                                                ------------ ---------
    Total current assets                             78,021    50,733
Property and equipment, net                          10,314    10,095
Goodwill                                             29,726    29,726
Acquired intangibles and patents, net                42,586    46,988
Other assets                                            145         -
                                                ------------ ---------
    Total assets                                   $160,792  $137,542
                                                ============ =========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities           $7,595   $12,714
  Income taxes payable                                  448         -
  Current maturities of capitalized lease
   obligations                                          115       115
  Notes payable and current maturities of long-
   term debt                                              -    12,500
                                                ------------ ---------
    Total current liabilities                         8,158    25,329
Capitalized lease obligations, less current
 maturities                                              23        51
Other accrued liabilities                                83        87
Deferred tax liabilities                             14,688    16,263
Long-term debt, less current maturities                   -    30,625
Subordinated loan from related party                      -    34,500

Redeemable preferred stock                                -    30,372

Stockholders' equity:
  Capital stock                                     158,473    25,362
  Deferred stock-based compensation                 (17,079)  (18,901)
  Retained earnings (deficit)                        (3,554)   (6,146)
                                                ------------ ---------
    Total stockholders' equity                      137,840       315
                                                ------------ ---------
    Total liabilities, redeemable preferred
     stock and stockholders'
     equity                                        $160,792  $137,542
                                                ============ =========

    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 972-385-0286
             investors@staktek.com
                 or
             Shelton Investor Relations
             Investor Contact
             Leanne Sievers, 972-385-0286